CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (“Registration Statement”) of Union Security Insurance Company of our report dated April 19, 2018, relating to the financial statements and financial statement schedules of Union Security Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 19, 2018